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Exhibit 10.16

                    INVESTMENT CERTIFICATE TRANSFER AGREEMENT

                         BY AND BETWEEN THE UNDERSIGNED

CONTINENTAL CAN COMPANY, INC. An American Company Having its registered office at 301 Merritt 7 Corporate Park, P.O. BOX 5395 Norwalk, Connecticut 06856 Registered with the State of Delaware (USA)

                                                               Of the First Part
                                       Hereinafter designated <<the Transferee>>

AND:

1 - CITICORP CAPITAL INVESTORS EUROPE LIMITED An American Company having its registered office at New Castle Corporate Commons Operations One Building, One Penn's Way, New Castle, Delaware (19720-USA) Registered with the State of Delaware (USA)

                                                              Of the Second Part

                                       Hereinafter designated <<the Transferee>>

                                    PREAMBLE

1./ The Transferee and the Transferor are shareholders or owners or Investment Certificates of the following company:

FEREMBAL

A French Societe Anonyme with a capital of 40,830,000 FF Having its registered office at Boulevard du General LeClerc 91220 Clichy (FRANCE) Enrolled with the Register of Comerce and Companies of Nanterre under No B 334 384 054 Hereinafter designated <<the Company>>

The capitol of the Company is comprised of:
        -300.830 Shares, divided in:
                -204,822 Shares of Category A, and
                -96,008 Shares of Category B
                -and 100,000 Investment Certificates.

2./ The Transferor is the owner of 90,000 Investment Certificates of the Company.

3./ The Transferor expressly sets forth that it is also the beneficiary of a Promise to Sell for the 90,000 Voting Rights Certificates (Certificats De Droit de Vote) corresponding to the 90,000 Investment Certificates (Certificats d'Investissement) that it owns.

The Voting Rights Certificates and the Investment Certificates refer to Certificats de Droit de Vote and Certificats d'Investissement, respectively, as these terms are defined in the French Commercial Companies Act of July 24, 1996 (Articles 283-1 to 283-5).

These Voting Rights Certificates are, as of this date, owned by:
        - The Transferee,
        - Societe Generale,
        - First Britannia Mezzanine N.V.,
        - and C.I.B.C.

Various other shareholders of the Company own the remaining Voting Rights Certificates.

The benefit of the promise, granted by various other shareholders of the Company, can be exercised at any time, with a price of 0.01 FF for the Voting Rights Certificate thus acquired.

The Transferor and the Transferee have agreed to implement the transfer of 90,000 Investment Certificates of the Company between the Transferor and the Transferee.


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AGREEMENT

ARTICLE 1: TRANSFER

The Transferor agrees to sell and transfer to the Transferee, who agrees to purchase, all of the 90,000 (NINETY THOUSAND) Investment Certificates that it owns in the legal capital of the Company.

The Transferor agrees nevertheless to use its best effort to reconstitute, before the transfer of the Investment Certificates, the 90,000 corresponding Shares, at present split into Investment Certificates and Voting Right Certificates.

The parties expressly and irrevocably agree by the present contract that the perfect the transfer of the Investment Certificates of the Company, and as the case may be, the Shares, shall be postponed to the day of the payment of the Base Price as defined in Article 2.1 hereafter, of the acquisition by the Transferee, payment of which shall occur no later than April 30, 1998.

On the date of the payment of the price:
        - the Transferor shall submit to the Transferee the Transfer Orders, duly signed, for the Investment Certificates, and as the case may be, the Shares.
        - the Transferee shall become the owner of the transferred Investment Certificates of the Company, and as the case may be, the Shares, with all of the rights and obligations so attached. With regards to the pecuniary rights attached to the Investment Certificates and Shares of the Company, the Transferee shall also become the pecuniary owner of these, with the rights to all financial distributions or dividends, as of January 1, 1998.

However, if the payment of the Base Price as defined in Article 2.1 hereafter, for the Investment Certificates of the Company, and as the case may be, the Shares, and, as a result, the transfer of these Investment Certificates and/or Shares, has not occurred on or including April 30, 1998, the present contract shall be null and void and the Transferee shall owe the Transferor the following contractual penalties:
        - before May 15, 1998, the Transferee shall pay the amount of 4,464,981 FF (FOUR MILLION FOUR HUNDRED SIXTY FOUR THOUSAND NINE HUNDRED EIGHTY ONE FRENCH FRANCS) to the Transferor,

ARTICLE 2:  PRICE
2.1: Base Price
The Investment Certificates, and as the case may be, the Shares, shall be transferred for a base unit price of 898.13 FF (EIGHT HUNDRED NINETY EIGHT FRENCH FRANCS AND THIRTEEN CENTIMES).

This unit price corresponds to the value, as estimated by the parties, of all the legal capital of the Company, for a total of 360,000,000 FF (THREE HUNDRED SIXTY MILLION FRENCH FRANCS), according to their joint estimate.

As a result, on the date set forth for the payment of the price and the transfer of the Investment Certificates, and as the case may be, the Shares:
        - the Transferor shall receive a sum of 80,831,700.00 FF (EIGHTY MILLION EIGHT HUNDRED THIRTY ONE THOUSAND SEVEN HUNDRED FRENCH FRANCS) in exchange for the transfer of its 90,000 (NINETY THOUSAND) Investment Certificates of the Company, as the case may be, reconstituted wholly or in part, in as many Shares.

2.2:  Supplemental Price
As the case may be, the payment of a supplemental price (hereinafter <<the Supplemental Price>>) shall occur in the following situations:

2.2.1:  Prior Causes (<<Faits generateurs>>) of the Supplemental Price


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2.2.1.1:  Transfer
The Supplemental Price shall be owed by the Transferee to the Transferor if:
        - before or including June 30, 1999,
        - the Transferee sells to one o more third parties, pursuant to one or more transfers,
        - Shares and/or Investment Certificates of the Company, that it owns,
        - at a unit price higher than the base unit price, as set forth in
        Article 2.1 above, of 898.13 FF (EIGHT HUNDRED NINETY-EIGHT FRENCH FRANCS AND THIRTEEN CENTIMES) per Share and Investment Certificate of the Company.

2.2.1.2:  Exchange
The Supplemental Price shall be owed by the Transferee to the Transferor if:
        - before or including June 30, 1999,
        - the Transferee exchanges with one or more third parties, pursuant to one or more transfers,
        - Shares and/or Investment Certificates of the Company, that it owns,
        - at a unit exchange value higher than the base unit price, as set forth in Article 2.1 above, of 898.13 FF (EIGHT HUNDRED NINETY-EIGHT FRENCH FRANCS AND THIRTEEN CENTIMES) per Share and Investment Certificates of the Company.

2.2.1.3 - Listing
The Supplemental Price shall be owed by the Transferee to the Transferor if:
        - before or including June 30, 1999,
        - the Shares and/or Investment Certificates of the Company, wholly or in part, are listed on a regulated market (marche reglemente) of the Paris Stock Exchange,
        - and their initial listing price is higher than the base unit price, as set forth in Article 2.1 above, of 898.13 FF (EIGHT HUNDRED NINETY-EIGHT FRENCH FRANCS AND THIRTEEN CENTIMES) per Share and Investment Certificate of the Company.

2.2.1.4:  Capital increase/listing
The Supplemental Price shall be owed by the Transferee to the Transferor if:
        - before or including June 30, 1999,
        - the Company increases its share capital, and the resulting Shares and/or Investment Certificates of the Company, wholly or in part, are listed on a regulated market (marche reglemente) of the Paris Stock Exchange,
        - and their initial listing price is higher than the base unit price, as set forth in Article 2.1 above, of 898.13 FF (EIGHT HUNDRED NINETY-EIGHT FRENCH FRANCS AND THIRTEEN CENTIMES) per Share and Investment Certificate of the Company.

2.2.2:  Amount of Supplemental Price
The amount of the Supplemental Price owed to the Transferor shall be calculated as follows, for each transfer, exchange and/or listing in a manner set forth in
Article 2.2.1 above:

                       SP = (SUP - BUP) x [90.000/SC x TE]

With:

      SP = Supplemental Price for the Transferor
      SUP= subsequent unit price per Share and Investment Certificate of the
         Company:
            - paid to the Transferee following a transfer of the type set forth in Article 2.2.1.1 above, or
            - calculated following an exchange of the type set forth in Article
            2.2.1.2 above, or
            - equal to the initial listing price as set forth in Article 2.2.1.3 and 2.2.1.4 above.

      BUP = unit base price set forth in the present contract of 898.13 (EIGHT HUNDRED NINETY-EIGHT FRENCH FRANCS AND THIRTEEN CENTIMES) PER Share and Investment Certificate of the Company
      SC = number of Shares and Investment Certificates of the Company acquired by the Transferee:
            - from the Transferor after the completion of the operations set forth in the present contract, and
            - from the minority shareholders of the Company, between this day and April 30, 1998 included, and
            - from the owners of Investment Certificates of the Company, between this day and April 30, 1998 included.


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      It is specified that SC cannot exceed 143,921 (ONE HUNDRED AND FORTH THREE
      THOUSAND NINE HUNDRED AND TWENTY ONE), this number corresponding to the Shares and Investment Certificates of the Company which are not held at present by the Transferee.

      TE    = number of Shares and Investment Certificates of the Company:
            - transferred to the Transferee following a transfer of the type set forth in Article 2.2.1.1 above, or
            - exchanged following an exchange of the type set forth in
            Article 2.2.1.2 above, or
            - listed as set forth in Article 2.2.1.3 and 2.2.1.4 above.

It is expressly stipulated for the calculation of the total Supplemental Price for the Transferor, TE as defined above, shall not exceed SC, taking into account any and all transfers, exchanges, and listings that may occur until June 30, 1999.

Therefore, until June 30, 1999:

            - if the cumulative number of Shares and/or Investment Certificates of the Company, transferred, exchanged and listed as set forth in
            Article 2.2.1 above,
            - exceeds the cumulative number of Shares and/or Investment Certificates of the Company acquired by the Transferee from the minority shareholders and owners of Investment Certificates of the Company until April 30, 1998.

The Transferee shall not have to pay any further Supplemental Price to the Transferor for any further transfer, exchange and listing.

2.2.3:  Arbitration
Any dispute regarding the modes of application of the formula defined in Article
2.2.2 above shall be referred to an arbitrator, pursuant to Article 1592 of the French Civil Code.

The parties shall agree upon the appointment of the arbitrator. If they are unable to agree upon the procedure of appointment of the arbitrator, he shall be appointed by the President of the Tribunal de Commerce de Paris, at the request of any party.

The only duty of the arbitrator shall be to rule on the modes of application of the formula defined in Article 2.2.2 above and in any case shall not be extended to any other duty.

The arbitration shall take place in PARIS. The arbitrator shall give his decision within one month of his appointment.

2.2.4:  Payment of the Supplemental Price
The Supplemental Price shall be paid to the Transferor no later than 30 (THIRTY) days after the complete and final payment to the Transferee of the price for the Shares of the Company, transferred by the Transferee in a manner set forth in
Article 2.2.1 above.

If the operations mentioned in Article 2.2.1 above give rise to a payment to be made at a future date for the benefit of the Transferee, it is expressly stipulated that:
        - the Transferee shall pay to the Transferor the amount of the Supplemental Price corresponding to the proportion of the sums to be paid cash, within 30 (THIRTY) days of their payment,
        - the balance of the Supplemental Price shall be payable to the Transferor at the same time and proportionally to the balance of the sums to be paid at a future date,
        - except if there are more than 180 (ONE HUNDRED AND EIGHTY) days between this future date and the date of signature of the contract giving rise to such payment for the benefit of the Transferee, in this case, the balance of the Supplemental Price shall be payable to the Transferor as soon as this period of 180 (ONE HUNDRED AND EIGHTY) days has expired.


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ARTICLE 3:  OBLIGATIONS OF THE TRANSFEROR
If necessary, the Transferor agrees to tender, on the date of the transfer of the Shares, its resignation for all of the positions as director, member of the Board of Directors, and, more generally, all of the functions that it occupies as of that date in the Company.

ARTICLE 4:  APPLICABLE LAW
The present contract shall be governed by the laws of France.

ARTICLE 5:  APPLICABLE COURT
All disputes regarding the present contract shall be settled before the Tribunal Court in Paris.

Executed in Paris  In two Original Counterparts  Date:  December 23, 1997

      CONTINENTAL CAN                     CCIEL

      /s/  Abdo Yazgi                     /s/  Findlay Black
      ------------------------            -------------------------

                 Schedule of Substantially Identical Agreements

1.) Between the Company and First Brittania Mezzenine N.V. to sell 23,043 shares of Ferembal S.A. dated December 23, 1997.

2.) Between the Company and SG Capital Developpement S.A. to sell 15,000 shares of Ferembal S.A. dated December 23, 1997.

3.) Between the Company and CIBC International Trust Limited to sell 5,052 shares of Ferembal S.A. dated January 1998.


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